CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into between Heritage Corporate Services(“Consultant”) and BAETA Corp., a New Jersey corporation (the “Client” or the “Company”).

The Consultant is in the business of providing management consulting services, business advisory services, shareholder information services and public relations services. The Client deems it to be in its best interest to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time; and the Consultant desires to render such services to the Client as set forth hereunder.

Now therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Term of Agreement

The Agreement shall remain in effect from the date hereof through the expiration of a period of month from the date hereof (the “Term”), and thereafter may be renewed upon the mutual written consent of the Parties.

Termination

Either the Consultant or the Client may terminate this Agreement at the end of any month during the Term of this Agreement.  This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or the Consultant. The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity or self-regulatory organization, accept for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination.

Consulting Services

The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Client that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker/dealer within the meaning of any applicable state or federal securities laws. The services of the Consultant shall not be exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

In connection with the Services to be rendered by Consultant to Client, Consultant shall provide Client with a monthly written record and account of all services performed by Consultant, which shall include specific details of all services rendered, and at a minimum, must include time spent, names and phone numbers of personnel who performed such services for Consultant, and must include the names and phone numbers of all parties involved. Failure to provide a monthly written record as described above shall constitute a breach of this Agreement, and shall be grounds for the forfeiture and return of all BAETA Corp. stock issued to Consultant as described in this Agreement.

Independent Contractor

The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, workers’ compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to Client.

Time, Place and Manner of Performance

The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

Compensation

In consideration for bona fide services rendered in accordance with the provisions of this Agreement, Consultant shall be entitled to receive an aggregate of 20,000 shares of restricted common stock of BAETA Corp. pursuant to the following disbursement schedule:

-
An initial issuance of 10,000 shares of restricted common stock upon the execution of this Agreement, which shall be deemed consideration for the first two business weeks  of service under this Agreement;

-	An additional 10,000 shares of restricted common stock for the second two business weeks at the conclusion of one month of service under this Agreement.
-	An issuance of 10,000 shares of unrestricted common stock will be issued once available to satisfy the free-trading portion of this agreement
-

The shares of common stock contemplated under this section shall be considered earned upon the expiration of each one month period for purposes of compensation, pursuant to Rule 144 and for federal income tax purposes.

Issuance of Restricted Stock to Consultant

The restricted stock shall be issued as fully-paid and non-assessable securities. The Client shall take all corporate action necessary for the issuance of the Restricted Stock to be legally valid and irrevocable subject to this Agreement, including obtaining the prior approval of its Board of Directors.

Work Product

It is agreed that all information and materials produced for the Client shall be the property of the Client, free and clear of all claims thereto by the Consultant, and the Consultant has no claim of authorship therein or ownership rights thereto.

Disclosure of Information

The Consultant shall not disclose to any third party any material non-public information or data received from the Client without the written consent and approval of the Client other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Client to enable the Client to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Compliance with Securities Laws

The Parties acknowledge and agree that the Client is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, “Securities Laws”) impose significant burdens and limitations on the dissemination of certain information about the Client by the Client and by persons acting for or on behalf of the Client. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Client hereby agrees (i) all information about the Client provided to the Consultant by the Client, which the Client expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Client shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Client or has omitted to state any material fact necessary to make the public statements made by the Client, in light of the circumstances in which they were made, not misleading, and (iii) the Client shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Client are restricted by any Securities Law. Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party’s breach or violation of a Securities Law is caused by the indemnified party’s breach or violation of the Agreement, or any Securities Law.

Duties of the Client

The Client will supply Consultant, on a regular basis and timely basis, with all approved data and information about the Client, its management, its products, and its operations as reasonably requested by Consultant and which the Client can obtain with reasonable effort; and Client shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

Confidentiality

The Client and the Consultant each agree to provide reasonable security measures to keep information belonging to the other party confidential where release of the same would be detrimental to such party’s business interests (“Confidential Information”). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked “Confidential” in a conspicuous manner. Consultant and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Consultant or Client, as the case may be, to enter into appropriate non-disclosure agreements requiring the level and degree of confidentiality contemplated by this Agreement. Consultant and Client each agree that it will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its own or another’s benefit, any confidential information acquired or used by it hereunder. The term “Confidential Information” excludes information that: (a) is made public by Consultant or Client in violation of this Agreement, (b) becomes generally available to the public, other than as a result of disclosure by Consultant or Client or another party in violation of any obligation of confidentiality, or (c) Client or Consultant obtains from sources other than Client or Consultant.

Conflict of Interest

The Consultant shall be free to perform services for other entities or persons. The Consultant will notify the Client of its performance of consulting services for any other entity or person that upon reasonable belief could materially conflict with its obligations to the Client under this Agreement.

Disclaimer of Responsibility for Acts of the Client and Consultant: Limitation on Liability

In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client. The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client. EXCEPT IN CIRCUMSTANCES INVOLVING NEGLIGENCE AND/OR WILLFUL MISCONDUCT BY CONSULTANT, CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES AND ACTIVITIES, INCLUDING ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT IN CIRCUMSTANCES INVOLVING NEGLIGENCE AND/OR WILLFUL MISCONDUCT BY CONSULTANT, CONSULTANT SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT. EXCEPT IN CIRCUMSTANCES INVOLVING GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT BY CONSULTANT,, CONSULTANT’S LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF COMPENSATION PAID TO CONSULTANT HEREUNDER.

Indemnification of Consultant by the Client.

The Client acknowledges that the Consultant relies on information provided by the Client in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Client’s securities occurring out of or in connection with the Consultant’s relationship with the Client including, without limitation, reasonable attorney’s fees and other costs arising out of any such claims; provided, however, that the Client will not be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of Consultant.

Indemnification of the Client by the Consultant.

The Consultant shall identify and hold harmless the Client and its principals from and against any and all liabilities and damages arising out of any the Consultant’s negligence or intentional breach of its representations, warranties or agreements made hereunder.

Notices

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, which shall include email, and delivered or sent by fax, registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and sent to the fax number set forth on the signature page to this Agreement.

Waiver of Breach

Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

Assignment

Neither party may assign this Agreement without the written consent of the other party.

Applicable Law

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York, without regard to conflicts of law principles, shall be applicable. The parties agree to submit all litigation arising hereunder to the state or federal courts located in New York, and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.

Severability

All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

Entire Agreement

This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

Waiver and Modification

Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

Counterparts and Facsimile Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

Exhibit A

Duties of the Consultant shall include press release creation and distribution (pending Management’s approval). Video distribution to both a global audience as well as opted-in investor database currently held by Consultant, Message board moderating (including iHub, Yahoo Finance, Google Finance, The Lion, Stock Hideout, BoardCentral). Consultant will also setup a phone system for Client in which Consultant manages incoming calls and answers questions under the Investor Relations scope of practice. Consultant will also provide funding opportunities when applicable and other a la carte services agreed upon by the Client and Consultant.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

BAETA Corp.	Heritage Corporate Services

/s/ Len Pushkantser	/s/ Heritage Corporate Services

By:	By:
Leonid Pushkantser, CEO